UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                               Richmond Division

___________________________________
                                   )
In re:                             )            Chapter 11
                                   )
     CONSUMAT SYSTEMS, INC.,       )         Case No. 95-34253-S
                                   )
               Debtor.             )
___________________________________)


             MODIFICATION TO SECOND AMENDED PLAN OF REORGANIZATION


     Consumat Systems, Inc., debtor and debtor-in-possession (the "Debtor"), pursuant to 11 U.S.C. Section 1127(a) and Rule 3019 of the Federal Rules of Bankruptcy Procedure, and in accordance with Section 12.06 of the Second Amended Plan of Reorganization (the "Plan"), submits this modification to the
Plan:


     1. Sections 1.17, 1.21, 1.31 and 1.45 of Article I of the Plan are modified as follows:


          1.17. Contingent Unsecured Claim means the contingent Unsecured Claim of the Trustees and ENSCO as evidenced by the amended proof of claim filed by the Trustees and ENSCO.

          1.21.     Effective Date means a Business Day after the
     Confirmation Date but not more than thirty-five days after the Confirmation Date.

          1.31.     Miscellaneous Claimant means any one of the following
     Claimants: NEWS, ENSCO, the Trustees, Robert L. Massey, Robert S. Lee, Carroll T. Hughes, Jr. and William O. Wiley.



--------------
Augustus C. Epps, Jr.   VSB 13254
Andrew J. Dolson   VSB 28682
Christian, Barton, Epps, Brent
 & Chappell
909 East Main Street, Suite 1200
Richmond, Virginia  23219-3095
(804) 697-4100

Counsel for Consumat Systems, Inc.

          1.45. Trade Claimant means a Claimant (not a Miscellaneous Claimant) with an Unsecured Claim arising from supplies or services provided to the Debtor by such Claimant before the Petition Date.


     2. Section 5.04 of Article V of the Plan is modified by adding a new second paragraph as follows:


          Sirrom, its affiliates, and/or their respective assigns shall have a ten percent (10%) interest in the net principal actually paid on the promissory note described above in this Section 5.04 and a ten percent (10%) interest in the net interest actually paid on such note. The promissory note shall be delivered by Reorganized Consumat to Lighthouse and Lighthouse shall have the sole right to commence any collection or enforcement action with respect thereto. Alternatively, and upon agreement of Lighthouse, Sirrom, and Reorganized Consumat, the obligations of Reorganized Consumat hereunder may be evidenced by two promissory notes which together have the same economic terms of the promissory note referred to in this Section 5.04 above.


     3. Section 5.05 of Article V of the Plan is modified by adding a new second paragraph as follows:


          For purposes of this Plan, the Unsecured Claim of McGuire, Woods, Battle & Boothe, L.L.P. shall be deemed allowed and fixed at $22,000. The Debtor releases and discharges all claims of any nature whatsoever against McGuire, Woods, Battle & Boothe, L.L.P.


     4. Section 5.06 of Article V of the Plan is modified by deleting the second paragraph and inserting the following in the place thereof:


          For purposes of this Plan only, the Unsecured Claim of NEWS shall be deemed allowed and fixed at $494,977 and the Contingent Unsecured Claim of ENSCO and the Trustees shall be deemed allowed and fixed at $120,000. The Unsecured Claim of ENSCO shall be deemed allowed and fixed at $120,849.35. The Debtor releases and discharges all claims of any nature whatsoever against NEWS, ENSCO, and the Trustees.


                              CONSUMAT SYSTEMS, INC.



                              By:
                                      Robert L. Massey, President




--------------
Augustus C. Epps, Jr.   VSB 13254
Andrew J. Dolson   VSB 28682
Christian, Barton, Epps, Brent
 & Chappell
909 East Main Street, Suite 1200
Richmond, Virginia  23219-3095
(804) 697-4100

Counsel for Consumat Systems, Inc.


CERTIFICATE


     I hereby certify that on this ____ day of February, 1996, a true copy of the foregoing Modification to Second Amended Plan of Reorganization was telecopied and delivered by hand to:


                    Gregg R. Nivala, Esquire
                    Assistant United States Trustee
                    The Shockoe Center Building
                    11 S. 12th Street, Suite 224
                    Richmond, Virginia  23217-2246




                                        Augustus C. Epps, Jr.